EXHIBIT 99.1

www.interclick.com NASDAQ: ICLK
New York 646 395 1812 P 11 West 19 th Street 10th floor New York, NY 10011	Chicago 100 W Kinzie Street Suite 275 Chicago, IL 60654	San Franciso 111 Pine Street Suite 1620 San Francisco, CA 94111	Los Angles 3000 Ocean Park Blvd Suite 1010 Santa Monica , CA 90405	Miami 4800 T-Rex Avenue Suite 120 Boca Raton, FL 33431

interclick Announces Q2 Results

Revenue Increases 34% Year-Over-Year
EBITDA and EPS Expand on Higher Gross Profit
Full Year Business Outlook Raised

NEW YORK – August 10, 2011 – interclick, inc. (NASDAQ: ICLK) announced today its financial results for the second quarter ended June 30, 2011.

Summary Results
$ in millions (except per share amounts); Unaudited

	Q2 2011	Q2 2010	Growth

Revenue	$29.0	$21.7	34%
Gross profit	$11.9	$9.6	24%

EBITDA	$2.6	$2.4	7%

Operating expenses	$10.8	$8.4	29%
Operating income	$1.1	$1.2	-8%

Net income (loss)	$0.6	$(0.1)	nm

Earnings per share - diluted	$0.02	$-	nm
See reconciliation of non-GAAP measure on attached tables.

Q2 financial highlights include the following:

•	Revenue was $29.0 million, an increase of 34% year-over-year, meeting the Company’s most recent guidance.
•
Growth was driven by strong demand for interclick’s proprietary OSM platform and data valuation capabilities, resulting in an increase in the number of advertisers and higher average revenue per campaign.

•	EBITDA was $2.6 million, up 7% year-over-year, exceeding guidance.
•	Operating expenses increased only 1% sequentially from Q1 2011, comparing favorably to sequential revenue growth of 22%.

“interclick continues to set the pace with innovation around data valuation enabling us to continue to expand market share in an increasingly competitive landscape,” said Michael Katz, CEO of interclick. “The recent launch of Genome extends that innovation and positions us quite nicely for a successful second half of 2011.”

www.interclick.com
New York 646 395 1812 P 11 West 19 th Street 10th floor New York, NY 10011	Chicago 100 W Kinzie Street Suite 275 Chicago, IL 60654	San Franciso 111 Pine Street Suite 1620 San Francisco, CA 94111	Los Angles 3000 Ocean Park Blvd Suite 1010 Santa Monica , CA 90405	Miami 4800 T-Rex Avenue Suite 120 Boca Raton, FL 33431

The Company capitalized approximately $0.5 million of Technology Support costs attributable to the development of internal-use software, including Genome powered by OSMTM, in each of Q2 2011 and Q1 2011, as compared to $0 in the prior year period.  Q2 2011 operating expenses included legal litigation costs of $0.2 million.

interclick recorded net income of $0.6 million, or $0.02 per diluted share in Q2 2011, compared to a net loss of ($0.1 million), or $0.00 per diluted share in Q2 2010.  Prior year period results were adversely impacted by a cease-use liability charge of $0.4 million and tax expense of $1.2 million.

The Company ended the quarter with $13.5 million in cash and cash equivalents, of which $0.8 million is restricted.  As of June 30, 2011, interclick had 24.7 million shares outstanding and 31.1 million fully-diluted shares outstanding.  Dilutive securities included 5.6 million stock options at an average exercise price of $3.17, and approximately 815,000 warrants at an average exercise price of $3.65.

Business Outlook

For 2011, the Company estimates revenue will be approximately $142 million and EBITDA will range between $19 million and $20 million. This would approximate year-over-year growth of 40% and EBITDA growth between 46% and 54%.  The Company’s previous revenue guidance was $140 million and $19 million, respectively.  For Q3 2011, the Company estimates revenue and EBITDA will be approximately $36 million and $4.2 million, respectively.

Conference Call

interclick will host a conference call to discuss its first quarter financial results and business outlook on Wednesday, August 10, 2011, at 4:30 p.m. (Eastern Time).  The conference call can be accessed by dialing toll-free (877) 638-4561 (U.S.) or (720) 545-0002 (international).  A live audiocast of the conference call can be accessed from the Company’s website at http://ir.interclick.com/events.cfm.  A replay of the audiocast will be available through August 10, 2012.

www.interclick.com NASDAQ: ICLK
New York 646 395 1812 P 11 West 19 th Street 10th floor New York, NY 10011	Chicago 100 W Kinzie Street Suite 275 Chicago, IL 60654	San Franciso 111 Pine Street Suite 1620 San Francisco, CA 94111	Los Angles 3000 Ocean Park Blvd Suite 1010 Santa Monica , CA 90405	Miami 4800 T-Rex Avenue Suite 120 Boca Raton, FL 33431

Non-GAAP Financial Measure

interclick uses a non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. Management believes that the non-GAAP financial measure provides meaningful supplemental information regarding performance and liquidity by excluding certain expenses that may not be indicative of the performance of our core cash operations. interclick believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. interclick believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, interclick uses EBITDA as a measure of performance to demonstrate operating income exclusive of interest, taxes, depreciation, amortization (including stock-based compensation), and other income and expense of a non-operating nature.  interclick, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes certain of its decisions based on EBITDA. Since an outside investor may base its evaluation of interclick's performance on interclick's net income or loss, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations or any other measure for determining operating performance or liquidity, as determined under GAAP.

To comply with Regulation G of the Securities and Exchange Commission, interclick attached to this press release, and will post to its website at http://ir.interclick.com/index.cfm, a reconciliation of the non-GAAP measure to the nearest comparable GAAP measure that is presented in this release.

About interclick

Powered by OSM, interclick, inc. (NASDAQ: ICLK) offers proprietary data-valuation capabilities combining analytical expertise and media fulfillment to help marketers navigate the complex data ecosystem to drive successful online display and video campaigns.  OSM is a powerful solution which aggregates and organizes billions of data points from 3rd party providers — delivering actionable consumer insights, scalable audiences and the most effective campaign execution.  For more information, visit http://www.interclick.com.

www.interclick.com NASDAQ:ICLK
New York 646 395 1812 P 11 West 19 th Street 10th floor New York, NY 10011	Chicago 100 W Kinzie Street Suite 275 Chicago, IL 60654	San Franciso 111 Pine Street Suite 1620 San Francisco, CA 94111	Los Angles 3000 Ocean Park Blvd Suite 1010 Santa Monica , CA 90405	Miami 4800 T-Rex Avenue Suite 120 Boca Raton, FL 33431

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including first quarter and full year 2011 revenue, EBITDA and EPS outlook and growth.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “projects,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of intense competition, the continuation or worsening of current economic conditions, a potential decrease in corporate advertising spending, a potential decrease in consumer spending and the condition of the domestic and global credit and capital markets.

Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2010.  Any forward-looking statement speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time-to-time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact	Investor Relations Contact

Roger Clark, CFO	Brett Maas, Hayden IR
(646) 395-1776	(646) 536-7331
roger.clark@interclick.com	brett@haydenir.com

*  *  *

interclick, inc. and Subsidiary	For the Three	For the Three	For the Six	For the Six
Condensed Consolidated Statements of Operations	Months Ended	Months Ended	Months Ended	Months Ended
Unaudited	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenues	$29,031,119	$21,659,883	$52,817,270	$35,861,740
Cost of revenues	17,097,653	12,034,487	29,779,098	19,853,668
Gross profit	11,933,466	9,625,396	23,038,172	16,008,072

Operating expenses:
General and administrative	4,985,318	3,873,745	10,503,214	7,104,273
Sales and marketing	4,164,583	3,087,183	7,963,771	5,203,897
Technology support	1,596,462	1,419,362	2,971,448	2,758,940
Amortization of intangible assets	83,186	39,500	132,801	79,000
Total operating expenses	10,829,549	8,419,790	21,571,234	15,146,110

Operating income	1,103,917	1,205,606	1,466,938	861,962

Other income (expense):
Interest income	1,909	8,151	4,260	17,019
Warrant derivative liability income (expense)	-	(272)	-	21,413
Other than temporary impairment of available-for-sale securities	-	-	-	(458,538)
Interest expense	(134,133)	(74,537)	(316,334)	(176,946)
Total other expense, net	(132,224)	(66,658)	(312,074)	(597,052)

Income before income taxes	971,693	1,138,948	1,154,864	264,910

Income tax expense	(335,601)	(1,218,234)	(409,219)	(139,126)

Net income (loss)	636,092	(79,286)	745,645	125,784

Other comprehensive income (loss):
Unrealized loss on available-for-sale-securities	-	(20,427)	-	(20,427)

Total comprehensive income (loss)	$636,092	$(99,713)	$745,645	$105,357

Earnings per share:
Basic	$0.03	$-	$0.03	$0.01
Diluted	$0.02	$-	$0.03	$0.01

Weighted average number of common shares:
Basic	24,151,081	23,683,252	24,093,739	23,646,178
Diluted	26,545,822	23,683,252	26,233,038	24,820,111

Reconciliation of GAAP to non-GAAP measure:

Operating income	$1,103,917	$1,205,606	$1,466,938	$861,962
Stock-based compensation	1,122,228	972,488	2,283,611	1,822,070
Amortization of intangible assets	83,186	39,500	132,801	79,000
Depreciation	254,568	177,394	455,876	320,356

EBITDA	$2,563,899	$2,394,988	$4,339,226	$3,083,388

interclick, inc. and Subsidiary
Condensed Consolidated Balance Sheets
Unaudited	June 30, 2011	December 31, 2010

Current assets:
Cash and cash equivalents	$12,723,559	$12,450,650
Short-term investment	499,508	498,132
Restricted cash	500,815	500,388
Accounts receivable, net of allowance	31,561,892	44,517,434
Deferred taxes, current portion	463,975	457,185
Prepaid expenses and other current assets	3,840,955	763,680
Total current assets	49,590,704	59,187,469

Restricted cash	297,633	296,610
Property and equipment, net	3,582,216	2,283,721
Intangible assets, net	1,140,026	263,333
Goodwill	7,909,571	7,909,571
Deferred line of credit costs, net	75,573	106,732
Deferred taxes, net of current portion	2,915,809	2,715,655
Other assets	567,588	208,182
Total assets	$66,079,120	$72,971,273

Current liabilities:
Accounts payable	$13,606,940	$20,147,129
Accrued expenses	3,830,003	4,772,188
Line of credit payable	4,000,000	8,500,000
Obligations under capital leases, current portion	939,985	483,583
Deferred rent, current portion (includes cease-use liability)	130,192	89,325
Total current liabilities	22,507,120	33,992,225

Obligations under capital leases, net of current portion	1,584,486	932,451
Deferred rent (includes cease-use liability)	569,363	630,124
Other liabilities	348,915	-
Total liabilities	25,009,884	35,554,800

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	24,699	24,065
Additional paid-in capital	49,532,768	46,626,284
Accumulated deficit	(8,488,231)	(9,233,876)
Total stockholders’ equity	41,069,236	37,416,473

Total liabilities and stockholders’ equity	$66,079,120	$72,971,273

interclick, inc. and Subsidiary	For the Six	For the Six
Condensed Consolidated Statements of Cash Flows	Months Ended	Months Ended
Unaudited	June 30, 2011	June 30, 2010

Cash flows from operating activities:
Net income	$745,645	$125,784

Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,283,611	1,822,070
Other than temporary impairment of available-for-sale securities	-	458,538
Accrued interest income	(2,826)	-
Depreciation and amortization of property and equipment	455,876	320,356
Amortization of intangible assets	132,801	79,000
Recovery of bad debts	-	(140,077)
Amortization of deferred line of credit costs	31,159	-
Deferred tax benefit	(146,405)	(594,417)
Change in warrant derivative liability	-	(21,413)
Amortization of debt discount	-	4,972
Excess tax benefits from stock-based compensation	(60,539)	-

Changes in cash and cash equivalents attributable to changes in operating assets and liabilities:
Accounts receivable	12,955,542	(35,613)
Prepaid expenses and other current assets	(2,717,563)	45,402
Other assets	-	(15,394)
Accounts payable	(6,540,189)	(442,026)
Accrued expenses	(1,312,388)	(672,039)
Income taxes payable	-	(515,306)
Deferred rent	(19,894)	525,302
Net cash provided by operating activities	5,804,830	945,139

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	-	11,250
Transfers to restricted cash	-	(1,292,960)
Purchases of property and equipment	(286,810)	(573,929)
Costs incurred for development of internal use software	(1,009,494)	-
Net cash used in investing activities	(1,296,304)	(1,855,639)

Cash flows from financing activities:
Repayments of current line of credit, net	(4,500,000)	-
Repayments of former line of credit, net	-	(1,981,113)
Proceeds from stock options and warrants exercised	562,968	228,732
Principal payments on capital leases	(359,124)	(68,307)
Excess tax benefits from stock-based compensation	60,539	-
Net cash used in financing activities	(4,235,617)	(1,820,688)

Net increase (decrease) in cash and cash equivalents	272,909	(2,731,188)

Cash and cash equivalents at beginning of period	12,450,650	12,653,958

Cash and cash equivalents at end of period	$12,723,559	$9,922,770

Supplemental disclosure of cash flow information:

Interest paid	$286,657	$203,191
Income taxes paid	$3,000,211	$1,219,583

Non-cash investing and financing activities:
Property and equipment acquired through capital leases	$1,467,560	$495,600
Leasehold improvements increased for deferred rent	$-	$83,070